EXHIBIT 99.1

Power Integrations Reports Second-Quarter Financial Results

Revenues Grew 22 Percent Sequentially to $49.3 Million; Cash Flow From Operations Was $17.4 Million

      Company Expects Year-Over-Year Revenue Growth in the Third Quarter

SAN JOSE, Calif., July 30, 2009 (GLOBE NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended June 30, 2009.

Net revenues for the second quarter of 2009 were $49.3 million, down eight percent from the second quarter of 2008 and up 22 percent compared with the prior quarter. Net income for the second quarter was $4.5 million, or $0.16 per diluted share, compared with net income of $7.6 million, or $0.23 per diluted share, in the year-ago quarter, and net income of $0.4 million, or $0.01 per diluted share, in the first quarter of 2009. Gross margin for the second quarter was 49.1 percent.

In addition to its GAAP results, the company provided certain non-GAAP measures that exclude stock-based compensation expenses and the related tax effects. Non-GAAP net income for the second quarter of 2009 was $6.9 million, or $0.25 per diluted share, compared with $10.8 million or $0.33 per diluted share in the year-ago quarter and $3.9 million or $0.14 per diluted share in the first quarter of 2009. Non-GAAP gross margin for the second quarter was 49.7 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: "We delivered quarterly revenues well above our original expectations and had an outstanding quarter in terms of profitability and cash flow. We believe that recent design-win momentum is now translating into strong top-line performance. In fact, we had record bookings in the second quarter, and orders have continued at a strong pace in July. While we remain cautious about the global economic outlook, and forecasting revenues remains challenging, we expect our revenues to grow on a year-over-year basis in the third quarter."

Balakrishnan added: "The increasing focus on energy efficiency among policymakers, manufacturers and consumers has increased the rate of design activity in the power-supply industry, giving us more opportunities to increase our market penetration. Our EcoSmart(r) energy-efficiency technology enables outstanding efficiency performance in a highly cost-effective fashion, giving us a competitive advantage whenever there is a meaningful efficiency requirement.

"The rapid ramp of our new LinkSwitch(r)-II product family is a prime example of the value of providing high efficiency at a low cost. LinkSwitch-II offers highly accurate primary-side control, allowing designers to forego expensive, energy-wasting feedback circuitry while meeting even the most stringent efficiency requirements, such as 30 milliwatts of no-load consumption. This combination of performance and cost-effectiveness has made LinkSwitch-II one of the most successful product introductions in our history."

Additional Highlights

 * Cash flow from operations was $17.4 million for the second quarter.
   Free cash flow (defined as cash flow from operations less $1.7 million of capital expenditures) was $15.7 million.
 * The company ended the second quarter with $159.1 million in cash and investments, an increase of $7.1 million during the quarter.
 * In May, Power Integrations initiated a $25 million stock-repurchase program, under which it purchased 0.4 million shares during the second quarter for a total of $8.9 million. From February 2008 through June 2009, the company repurchased an aggregate of 5.3 million shares for $108.8 million. Weighted-average shares outstanding for the second quarter of 2009 were 28.0 million, compared with 32.8 million in the second quarter of 2008.
 * The company will pay a quarterly dividend of $0.025 per share on
   September 30, 2009 to stockholders of record as of August 31, 2009.
 * Power Integrations was issued 12 U.S. patents and 19 foreign patents during the second quarter, and now has a total of 269 U.S. and 164 foreign patents.

Third-Quarter Outlook

The company expects its revenues for the third quarter of 2009 to be between $54 million and $58 million. Third-quarter gross margin and operating expenses are expected to be similar to second-quarter levels.

Conference Call at 1:30 pm Pacific Time

Power Integrations management will hold a conference call today at 1:30 pm Pacific time. Members of the investment community can join the call by dialing 1-877-660-8922 from within the United States or 1-719-325-4909 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage analog integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart energy-efficiency technology has saved an estimated $3.6 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site (www.powerint.com/greenroom) provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations is included in clean-technology stock indices sponsored by the Cleantech Group (Amex:CTIUS) and Clean Edge (Nasdaq:CELS). For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under SFAS 123R, "Share-based Payment." The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations' industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's projected third-quarter 2009 financial performance are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by management's forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions that may impact the level of demand for the company's products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; unforeseen costs and expenses; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on May 6, 2009. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                        POWER INTEGRATIONS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per-share amounts)

                           Three Months Ended        Six Months Ended
                      June 30,  March 31, June 30,  June 30,  June 30,
                        2009      2009      2008      2009      2008
                      --------  --------  --------  --------  --------
 NET REVENUES         $ 49,250  $ 40,289  $ 53,635  $ 89,539  $105,475

 COST OF REVENUES       25,053    19,357    24,829    44,410    48,547
                      --------  --------  --------  --------  --------

 GROSS PROFIT           24,197    20,932    28,806    45,129    56,928
                      --------  --------  --------  --------  --------

 OPERATING EXPENSES:
 Research and
  development            7,689     7,724     7,979    15,413    15,731
 Sales and marketing     5,925     6,222     7,852    12,146    15,271
 General and
  administrative         5,595     5,682     5,950    11,277    11,638
                      --------  --------  --------  --------  --------
  Total operating
   expenses             19,208    19,628    21,781    38,836    42,640
                      --------  --------  --------  --------  --------

 INCOME FROM
  OPERATIONS             4,989     1,305     7,025     6,293    14,288

 OTHER INCOME, net         754       825     2,265     1,579     4,277

 INCOME BEFORE
  PROVISION FOR
  INCOME TAXES           5,743     2,129     9,290     7,872    18,565

 PROVISION FOR INCOME
  TAXES                  1,214     1,725     1,679     2,939     3,745
                      --------  --------  --------  --------  --------

 NET INCOME           $  4,529  $    404  $  7,611  $  4,933  $ 14,820
                      ========  ========  ========  ========  ========

 EARNINGS PER SHARE:
  Basic               $   0.17  $   0.01  $   0.25  $   0.18  $   0.49
                      ========  ========  ========  ========  ========
  Diluted             $   0.16  $   0.01  $   0.23  $   0.18  $   0.46
                      ========  ========  ========  ========  ========

 SHARES USED IN
  PER-SHARE
  CALCULATION:
  Basic                 26,804    27,048    30,529    26,925    30,375
  Diluted               27,987    28,175    32,762    28,052    32,526

 SUPPLEMENTAL
  INFORMATION:

 Stock-based
  compensation
  expenses included
  in:
  Cost of revenues    $    264  $    162  $    467  $    426  $    891
  Research and
   development           1,080     1,836     1,146     2,916     2,625
  Sales and marketing      562       995     1,305     1,557     2,643
  General and
   administrative          748       993       989     1,741     1,872
                      --------  --------  --------  --------  --------
   Total stock-based
    compensation
    expense           $  2,654  $  3,986  $  3,907  $  6,640  $  8,031
                      ========  ========  ========  ========  ========

 Operating expenses
  include the
  following:
  Patent-litigation
   expenses           $    934  $    831  $    633  $  1,765  $  1,668
                      ========  ========  ========  ========  ========

 REVENUE MIX BY
  PRODUCT FAMILY
  TOPSwitch                25%       23%       26%       24%       25%
  TinySwitch               43%       46%       45%       44%       45%
  LinkSwitch               31%       29%       27%       30%       28%
  Other                     1%        2%        2%        2%        2%

 REVENUE MIX BY END
  MARKET
  Communications           32%       33%       34%       32%       34%
  Computer                 14%       15%       16%       15%       15%
  Consumer                 37%       34%       33%       36%       34%
  Industrial               17%       18%       17%       17%       17%

                        POWER INTEGRATIONS, INC.
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
               (in thousands, except per-share amounts)

                           Three Months Ended        Six Months Ended
                      June 30,  March 31, June 30,  June 30,  June 30,
                        2009      2009      2008      2009      2008
                      --------  --------  --------  --------  --------
 RECONCILIATION OF
  GROSS PROFIT
 GAAP gross profit    $ 24,197  $ 20,932  $ 28,806  $ 45,129  $ 56,928
  GAAP gross profit
   margin                49.1%     52.0%     53.7%     50.4%     54.0%

 Stock-based
  compensation expense
  included in cost of
  revenues                 264       162       467       426       891
                      --------  --------  --------  ------------------

 Non-GAAP gross
  profit              $ 24,461  $ 21,094  $ 29,273  $ 45,555  $ 57,819
                      --------  --------  --------  ------------------
  Non-GAAP gross
   profit margin         49.7%     52.4%     54.6%     50.9%     54.8%

 RECONCILIATION OF
  OPERATING EXPENSES
 GAAP operating
  expenses            $ 19,208  $ 19,628  $ 21,781  $ 38,836  $ 42,640

 Less: Stock-based
  compensation expense
  included in
  operating expenses:
   Research and
    development          1,080     1,836     1,146     2,916     2,625
   Sales and marketing     562       995     1,305     1,557     2,643
   General and
    administrative         748       993       989     1,741     1,872
                      --------  --------  --------  ------------------
   Total                 2,390     3,824     3,440     6,214     7,140
                      --------  --------  --------  ------------------

 Non-GAAP operating
  expenses            $ 16,818  $ 15,803  $ 18,341  $ 32,622  $ 35,500
                      --------  --------  --------  ------------------

 RECONCILIATION OF
  INCOME FROM
  OPERATIONS
 GAAP income from
  operations          $  4,989  $  1,305  $  7,025  $  6,293  $ 14,288
  GAAP operating
   margin                10.1%      3.2%     13.1%      7.0%     13.5%

  Stock-based
   compensation
   included in cost
   of revenues             264       162       467       426       891
  Stock-based
   compensation
   included in
   operating expenses    2,390     3,824     3,440     6,214     7,140

 Non-GAAP income from
  operations          $  7,643  $  5,291  $ 10,932  $ 12,934  $ 22,319
                      --------  --------  --------  ------------------
  Non-GAAP operating
   margin                15.5%     13.1%     20.4%     14.4%     21.2%

 RECONCILIATION OF
  PROVISION FOR
  INCOME TAXES
 GAAP provision for
  income taxes        $  1,214  $  1,725  $  1,679  $  2,939  $  3,745
                      --------  -------   --------  ------------------
  GAAP effective tax
   rate                  21.1%     81.0%     18.1%     37.3%     20.2%

 Tax effect of items
  excluded from
  non-GAAP results        (307)     (450)     (752)     (757)   (1,581)

 Non-GAAP provision
  for income taxes    $  1,521  $  2,175  $  2,431  $  3,696  $  5,326
                      --------  --------  --------  ------------------
  Non-GAAP effective
   tax rate              18.1%     35.6%     18.4%     25.5%     20.0%

 RECONCILIATION OF
  NET INCOME PER
  SHARE (DILUTED)
 GAAP net income
  (loss)              $  4,529  $    404  $  7,611  $  4,933  $ 14,820

 Adjustments to GAAP
  net income (loss)
   Total stock-based
    compensation         2,654     3,986     3,907     6,640     8,031
   Tax effect of items
    excluded from
    non-GAAP results      (307)     (450)     (752)     (757)   (1,581)

 Non-GAAP net income  $  6,876  $  3,941  $ 10,766  $ 10,817  $ 21,270
                      --------  --------  --------  ------------------

 Average shares
  outstanding for
  calculation of
  non-GAAP income per
  share (diluted)       27,987    28,175    32,762    28,052    32,526
                      --------  --------  --------  ------------------

 Non-GAAP income per
  share excluding
  stock-based
  compensation
  (diluted)           $   0.25  $   0.14  $   0.33  $   0.39  $   0.65
                      ========  ========  ========  ==================

 Note on use of non-GAAP financial measures:

 In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS 123R,
 "Share-based payment." The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

                        POWER INTEGRATIONS, INC.
                     CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                        June 30,  March 31,   Dec. 31,
                                          2009       2009       2008
                                       ---------  ---------  ---------
 ASSETS
   CURRENT ASSETS:
     Cash and cash equivalents         $ 152,652  $ 144,566  $ 167,472
     Restricted cash                         250        250        250
     Short-term investments                4,931      4,945      6,363
     Accounts receivable                  14,374     18,172     13,042
     Inventories                          22,402     28,749     28,468
     Note receivable                      10,000     10,000     10,000
     Deferred tax assets                   1,272      1,272      1,274
     Prepaid expenses and other
      current assets                       5,705      7,838      7,099
                                       ---------  ---------  ---------
       Total current assets              211,586    215,792    233,968
                                       ---------  ---------  ---------

   INVESTMENTS                             1,296      2,237      1,011
   PROPERTY AND EQUIPMENT, net            55,516     56,520     56,911
   INTANGIBLE ASSETS, net                  3,453      3,635      3,818
   GOODWILL                                1,824      1,824      1,824
   DEFERRED TAX ASSETS                    15,084     14,133     15,362
   OTHER ASSETS                            5,398        174        184
                                       ---------  ---------  ---------
       Total assets                    $ 294,157  $ 294,315  $ 313,078
                                       =========  =========  =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
   CURRENT LIABILITIES:
     Accounts payable                  $   9,895  $   8,593  $   9,319
     Accrued payroll and related
      expenses                             5,611      4,574     15,947
     Income taxes payable                    297        556        588
     Deferred income on sales to
      distributors                         6,063      6,572      4,798
     Other accrued liabilities             2,406      3,376      2,319
                                       ---------  ---------  ---------
       Total current liabilities          24,272     23,671     32,971
                                       ---------  ---------  ---------

   LONG-TERM LIABILITIES
     Income taxes payable                 21,057     20,705     20,426
                                       ---------  ---------  ---------

       Total liabilities                  45,329     44,376     53,397
                                       ---------  ---------  ---------

 STOCKHOLDERS' EQUITY:
     Common stock                             27         27         28
     Additional paid-in capital          131,053    136,117    145,544
     Cumulative translation adjustment        (7)      (104)       (57)
     Retained earnings                   117,755    113,899    114,166
                                       ---------  ---------  ---------
       Total stockholders' equity        248,828    249,939    259,681
                                       ---------  ---------  ---------
       Total liabilities stockholders'
        equity                         $ 294,157  $ 294,315  $ 313,078
                                       =========  =========  =========

                    POWER INTEGRATIONS, INC.
             CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (in thousands)

                             Three Months Ended     Six Months Ended
                             June 30,   June 30,   June 30,   June 30,
                               2009       2008       2009       2008
                            ---------  ---------  ---------  ---------
 CASH FLOWS FROM OPERATING
  ACTIVITIES:
   Net income               $   4,529  $   7,611  $   4,933  $  14,820
   Adjustments to
    reconcile net income
    to net cash provided
    by operating activities
   Depreciation and
    amortization                2,482      2,462      4,978      4,849
   Gain on sale of
    property, plant and
    equipment                     (10)         1        (10)       (14)
   Stock-based compensation
    expense                     2,655      3,903      6,641      8,034
   Amortization of discount
    on held-to-maturity
    investments                   104        (37)        51       (703)
   Deferred income taxes         (952)     1,651        280      1,172
   Provision for (reduction
    in provision for)
    accounts receivable
    and other allowances          184         66         85        (43)
   Excess tax benefit from
    stock options exercised        (6)      (548)       (11)      (736)
   Interest on note
    receivable                     --         12         --         --
   Tax benefit associated
    with employee stock
    plans                         110      1,622        183      2,180
   Change in operating
    assets and liabilities:
     Accounts receivable        3,614       (831)    (1,417)    (3,797)
     Inventories                6,284     (1,772)     6,034     (3,936)
     Prepaid expenses and
      other assets             (3,090)    (3,365)    (3,819)    (2,343)
     Accounts payable           1,733      3,306        839      4,099
     Taxes payable and
      other accrued
      liabilities                 263        973       (792)       203
     Deferred income on
      sales to distributors      (509)       585      1,265      1,746
                            ---------  ---------  ---------  ---------
       Net cash provided
        by operating
        activities             17,391     15,639     19,240     25,531
                            ---------  ---------  ---------  ---------

 CASH FLOWS FROM INVESTING
  ACTIVITIES:
   Purchases of property
    and equipment              (1,721)    (1,720)    (3,488)    (4,431)
   Release of restricted
    cash                           --         --         --        950
   Purchases of held-to-
    maturity investments           --         --     (2,755)   (15,854)
   Proceeds from held-to-
    maturity investments          850     16,001      3,850    102,372
                            ---------  ---------  ---------  ---------
     Net cash provided by
      (used in) investing
      activities                 (871)    14,281     (2,393)    83,037
                            ---------  ---------  ---------  ---------

 CASH FLOWS FROM FINANCING
  ACTIVITIES
   Net proceeds from
    issuance of common
    stock                       1,137     13,403      5,254     18,826
   Repurchase of common
    stock                      (8,904)    (3,462)   (26,539)    (8,978)
   Repurchase of stock
    options                        --         --     (9,048)        --
   Payments of dividends
    to stockholders              (673)        --     (1,345)        --
   Excess tax benefit
    from stock options
    exercised                       6        548         11        736
                            ---------  ---------  ---------  ---------
     Net cash provided by
      (used in) financing
      activities               (8,434)    10,489    (31,667)    10,584
                            ---------  ---------  ---------  ---------

 NET INCREASE (DECREASE)
  IN CASH AND CASH
  EQUIVALENTS                   8,086     40,409    (14,820)   119,152

 CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD      144,566    197,096    167,472    118,353
                            ---------  ---------  ---------  ---------

 CASH AND CASH
  EQUIVALENTS AT
  END OF PERIOD             $ 152,652  $ 237,505  $ 152,652  $ 237,505
                            =========  =========  =========  =========

 SUPPLEMENTAL DISCLOSURE
  OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:
   Unpaid property and
    equipment, net          $    (429) $     504  $    (262) $     (14)
                            =========  =========  =========  =========

 SUPPLEMENTAL DISCLOSURE
  OF CASH FLOW INFORMATION
   Cash paid for interest   $       3  $       9  $     397  $      --
                            =========  =========  =========  =========
   Cash paid for income
    taxes, net of refunds   $     173  $   3,584  $     353  $   3,861
                            =========  =========  =========  =========

CONTACT:  Power Integrations, Inc.
          Joe Shiffler
          (408) 414-8528
          jshiffler@powerint.com